                                                                     EXHIBIT 1.1

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

      AGREEMENT dated as of the 11th day of February 2004 (the "Agreement") between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor"), and CANARGO ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Twenty Million Dollars ($20,000,000) of the Company's common stock, par value $0.10 per share (the "Common Stock"); and

      WHEREAS, such investments will be made in reliance upon the provisions of Regulation D ("Regulation D") of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

      WHEREAS, the Company has engaged Newbridge Securities Corporation, to act as the Company's exclusive placement agent in connection with the sale of the Company's Common Stock to the Investor hereunder pursuant to the Placement Agent Agreement dated the date hereof by and among the Company, the Placement Agent and the Investor substantially in the form attached hereto as Exhibit A(the "Placement Agent Agreement").

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

      Section 1.1. "Advance" shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

      Section 1.2. "Advance Date" shall mean the date Butler Gonzalez LLP Escrow Account is in receipt of the funds from the Investor and Butler Gonzalez LLP, as the Investor's Counsel, is in possession of Common Stock, which has been registered for resale under the Securities Act pursuant to the Registration Statement filed pursuant to the Registration Rights Agreement dated the date hereof, from the Company and therefore an Advance by the Investor to the Company can be made and Butler Gonzalez LLP can release such shares to the Investor. No Advance Date shall be less than six (6) Trading Days after an Advance Notice Date.

      Section 1.3. "Advance Notice" shall mean a written notice to the Investor setting forth the Advance amount that the Company requests from the Investor and the Advance Date.

      Section 1.4. "Advance Notice Date" shall mean each date the Company delivers to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less than seven (7) Trading Days after the prior Advance Notice Date.

      Section 1.5. "Affiliate" shall mean (i) when referring to an Affiliate of the Investor, a director, officer, member, partner or employee of the Investor, or any Person that directly, or indirectly through one or more intermediaries, controls, is controlling or is under common control with the Investor, or any Person who has "investment discretion" (as defined in Section 3(a)(35) of the Exchange Act) over any account maintained by the Investor, or any Person over whose account the Investor has any investment discretion and (ii) when referring to an Affiliate of any Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlling or is under common control with such other Person.

      Section 1.6. "Bid Price" shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc.

      Section 1.7. "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York.

      Section 1.8. "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.3.

      Section 1.9. "Commitment Amount" shall mean the aggregate amount of up to Twenty Million Dollars ($20,000,000) which the Investor has irrevocably agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

      Section 1.10. "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of Twenty Million Dollars ($20,000,000), (y) the date this Agreement is terminated pursuant to
Section 2.4, or 10.2 or (z) the date occurring twenty-four (24) months after the Effective Date.

      Section 1.11. "Common Stock" shall mean the Company's common stock, par value $0.10 per share.

      Section 1.12. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

      Section 1.13. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

      Section 1.14. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

      Section 1.15. "Escrow Agreement" shall mean the escrow agreement among the Company, the Investor, and Butler Gonzalez LLP dated the date hereof in substantially the form of Exhibit B attached hereto.

      Section 1.16. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      Section 1.17. "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of either party hereto to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

      Section 1.18. "Market Price" shall mean the lowest daily closing VWAP of the Common Stock during the Pricing Period on the Principal Market.

      Section 1.19. "Maximum Advance Amount" shall be Six Hundred Thousand Dollars ($600,000) per Advance Notice.

      Section 1.20. "NASD" shall mean the National Association of Securities Dealers, Inc.

      Section 1.21 "NOK" shall mean Norwegian Kroner.

      Section 1.22. "OSE" Shall mean the Oslo Stock Exchange.

      Section 1.23. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Section 1.24. "Placement Agent" shall mean Newbridge Securities Corporation a registered broker-dealer.

      Section 1.25. "Pricing Period" shall mean the initial five (5) consecutive Trading Days immediately after the Advance Notice Date.

         Section 1.26. "Principal Market" shall mean the OSE and in the event the Common Stock is not traded on the OSE, the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, or such other trading exchange or market the parties may agree as the principal trading exchange or market of the Company, from time to time.

      Section 1.27. "Purchase Price" shall be set at ninety seven percent (97%) of the Market Price during the Pricing Period.

      Section 1.28. "Registrable Securities" shall mean the shares of Common Stock to be issued hereunder (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar rule then in force) under the Securities Act ("Rule 144") or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities bearing a restrictive legend.

      Section 1.29. "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor in substantially the form attached hereto as Exhibit "C".

      Section 1.30. "Registration Statement" shall mean a registration statement on Form S-1 or SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

      Section 1.31. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.32. "SEC" shall mean the Securities and Exchange Commission.

      Section 1.33. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.34. "SEC Documents" shall mean Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

      Section 1.35. "Securities Laws" shall (i) have the meaning set forth in
Section 3(a)(47) under the Exchange Act and all rules and regulations promulgated thereunder; (ii) including all applicable United States state securities or "blue sky" laws and all rules and regulations promulgated thereunder, and, (iii) including all laws, rule and regulations promulgated by any "foreign securities authority" or "foreign financial regulatory authority" as respectively defined in Sections 3(a)(50) and (52) under the Exchange Act, in each case as applicable.

      Section 1.36. "Subsidiary" shall mean with respect to any Person, any other corporation, limited liability company, general or limited partnership, unincorporated association, trust or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, trust or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

      Section 1.37. "Trading Day" shall mean any day during which the Principal Market shall be open for business.

      Section 1.38. "US$ or $ or Dollar" shall mean the currency of the United States.

      Section 1.39. "VWAP" shall mean the volume weighted average price of the Company's Common Stock as quoted by Bloomberg, L.P on the Principal Market. The VWAP will be converted from NOK to US$ at the mid-market NOK/US$ price quoted by Bloomberg, L.P., at the time when the Principal Market (equities only) closes, at the end of the Pricing Period.

      Section 1.40 "Other Interpretive Provisions" With reference to this Agreement, unless otherwise specified herein, the following interpretive provisions shall apply:

            i. the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms;

            ii. where a representation, covenant, or warranty given by a party hereto is qualified by "to the knowledge of" or "to the best knowledge of" or words of similar effect than the knowledge of the party giving such representation, warranty, or covenant shall be the knowledge of its executive officers;

            iii. the words "herein", "hereto", "hereof", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision hereof;

            iv. Article, Section and Exhibit references are to this Agreement and any Exhibits thereto;

            v. the term "including" is by way of example and not limitation and "or" has the inclusive meaning of the phrase "and/or";

            vi. the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

            vii. in the computation of periods of time from a specified date to a later specified date, (i) the word "from" shall mean "from and including;" and the words "to" and "until" each mean "to but excluding;" and (iii) the word "through" shall mean "to and including";

            viii. Article and Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement; and words importing masculine gender shall include feminine and neuter genders and vice versa and words importing individuals shall include Persons and vice versa;

            ix. whenever anything is required to be done or any action is required to be taken hereunder on or by a day which is not a Business Day or Trading Day, then such thing may be validly done and such action may be validly taken on or by the next succeeding Business Day or Trading Day that is a Business Day or Trading Day, respectively;

            x. any reference to any law, statute, rule or regulation shall mean such law, statute, rule, or regulation as in effect and amended from time to time; and

            xi. the parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

                                   ARTICLE II.

                                    ADVANCES

      Section 2.1. Investments.

            (a) Advances. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Advance Notice Date the Company may request an Advance by the Investor by the delivery of an Advance Notice. Subject to adjustment as herein provided, the number of shares of Common Stock that the Investor shall receive for each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

      Section 2.2. Mechanics.

            (a) Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice, shall not be more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount. The Company acknowledges that the Investor may sell shares of the Company's Common Stock corresponding with a particular Advance Notice on the day the Advance Notice is received by the Investor; provided however, the Investor agrees that it shall and it shall cause its Affiliates to comply with all applicable Securities Laws in connection with each such sale, including Rules 3b-3, 10a-1, and 10a-2 under the Exchange Act. There will be a minimum of seven (7) Trading Days between each Advance Notice Date.

            (b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon United States Eastern Time (5:00 pm London, England Time), or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon United States Eastern Time (5:00 pm London, England Time), on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered, on a day that is not a Trading Day.

            (d) Closing of an Advance Notice. In order to effectuate a closing of an Advance Notice pursuant to the Escrow Agreement, upon the calculation of the number of shares of the Company's Common Stock required pursuant to an Advance Notice the Company shall deliver, such shares of the Company's Common Stock to the Investor's Counsel equal to the Advance Notice, either in physical stock certificate form or via credit shares of the Company's Common Stock to the Investor's Counsel's balance account with The Depository Trust Company through its Deposit Withdrawal At Custodian system, and the Investor shall deposit with the Investor's Counsel the amount of such Advance Notice.

            (e) Loss. In the event the Investor sells the Company's Common Stock pursuant to an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.5 and 2.2 (d) and the Escrow Agreement, and specifically fails to provide the Investor with the shares of Common Stock for the applicable Advance, the Company acknowledges that the Investor shall suffer financial hardship and therefore shall be liable for any and all losses, commissions, fees, or financial hardship caused to the Investor.

      Section 2.3. Closings. On each Advance Date, which shall be six (6) Trading Days after an Advance Notice Date, (i) the Company shall deliver to the Investor's Counsel, as defined pursuant to the Escrow Agreement, shares of the Company's Common Stock, representing the amount of the Advance by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor which shall be delivered to the Investor, or otherwise in accordance with the Escrow Agreement and (ii) the Investor shall deliver to (x) Butler Gonzalez LLP (the "Escrow Agent") the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds which shall be delivered to the Company, or otherwise in accordance with the Escrow Agreement and (y) to the Company a written report specifying (1) the aggregate number of shares of Common Stock beneficially owned by the Investor and its Affiliates on the Advance Notice Date; (2) each sale (including short sales, puts or other derivative transactions equivalent to a sale) of shares of Common Stock by the Investor and its Affiliates during the six (6) Trading Days preceding the Advance Date specifying the number of shares sold, the sale price per share and the trading market in which the sales were effected; and (3) the aggregate number of shares of Common Stock beneficially owned by the Investor and its Affiliates on the Advance Date (not including the shares acquired in connection with the Advance). In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other through the Investor's Counsel all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement or the Registration Rights Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the Company's Common Stock to the Investor shall occur in accordance with the conditions set forth above and those contained in the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor and the

Investor's counsel in accordance with Section 12.4, (provided that the Company has been furnished with a written invoice specifying such fees, expenses, and disbursements in reasonable detail at least three (3) Trading Days prior to the Advance Date) the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) from the amount of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.

      Section 2.4. Termination of Investment. The obligation of the Investor to make an Advance to the Company and the obligation of the Company to issue shares of the Company's Common Stock to the Investor pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor or (iii) this Agreement is terminated in accordance with the provisions of Section 10.2 hereof, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

      Section 2.5. Agreement to Advance Funds.

            (a) The Investor irrevocably agrees to advance the amount specified in the Advance Notice to the Company after the completion of each of the following conditions and the other conditions set forth in this Agreement:

                  (i) the execution and delivery by the Company, and the Investor, of this Agreement, and the Exhibits hereto;

                  (ii) Investor's Counsel shall have received the shares of Common Stock applicable to the Advance in accordance with Section 2.2(d) hereof;

                  (iii) the Company's Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement shall have been declared effective by the SEC;

                  (iv) the Company shall have obtained all material permits and qualifications required by any applicable state identified by the Investor for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;

                  (v) the Company shall have filed with the Commission in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations;

                  (vi) the fees as set forth in Section 12.4 below shall have been paid or can be withheld as provided in Section 2.3; and

                  (vii) the conditions set forth in Section 7.2 shall have been satisfied.

      Section 2.6. Lock Up Period.

                  (i) During the Commitment Period, the Company shall not without thirty (30) calendar days prior written notice to the Investor, of which the sending party has a confirmation of good transmission, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance.

                  (ii) Prior to the Effective Date, as this term is defined in the Registration Rights Agreement, the Company shall obtain from each executive officer and director a lock-up agreement, as defined below, in the form annexed hereto as Exhibit D agreeing to only sell in compliance with the volume limitation of Rule 144 during the Commitment Period.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

      Section 3.1. Organization and Authorization. The Investor is duly organized and validly existing in the jurisdiction of organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest in the securities issuable hereunder and thereunder, and the execution and delivery of this Agreement and the Exhibits attached hereto by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby and thereunder have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power, authority and legal capacity to execute and deliver this Agreement and all other Exhibits and other instruments (including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement and Exhibits hereto have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and thereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms.

      Section 3.2. Evaluation of Risks. The Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

      Section 3.3. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the Exhibits hereto and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the Exhibits hereto or the Securities Laws.

      Section 3.4. Investment Purpose. The securities are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor agrees not to assign or in any way transfer the Investor's rights hereunder or to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Securities Laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor's securities or interests therein unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

      Section 3.5. Accredited Investor. The Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

      Section 3.6. Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

      Section 3.7. Receipt of Documents. The Investor and its counsel has received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants;
(iii) the Company's Form 10-K for the year ended year ended December 31, 2002 and Form 10-K for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003; and (iv) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

      Section 3.8. Registration Rights Agreement and Escrow Agreement. The parties have entered into the Registration Rights Agreement and the Escrow Agreement, each dated the date hereof.

      Section 3.9. No General Solicitation. Neither the Company, nor the Investor, nor any of their respective Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

      Section 3.10. Not an Affiliate. The Investor is not an officer, director or a Person or an "Affiliate" of the Company . Neither the Investor nor its Affiliates has an open short position in the Common Stock of the Company, and the Investor agrees that it will not, and that it will cause its Affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor will sell the Shares to be issued to the Investor pursuant to the Advance Notice, even if the Shares have not been delivered to the Investor, provided that all such sales of shares of Common Stock shall be made in compliance with all Securities Laws..

      Section 3.11. No Conflict. To the best of the Investor's knowledge the execution, delivery and performance of this Agreement and the Exhibits hereto by the Investor and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a material violation of the organizational documents of the Investor or (ii) conflict with or constitute a material default (or an event which with notice of lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the investor is a party, or (iii) result in a material violation of any law, rule regulation, order, judgment or decree (including any Securities Laws, including the rules and regulations of the NASD) applicable to the Investor or by which any material property or asset of the Investor is bound or affected and which would reasonably be likely to cause a Material Adverse Effect. To the Best of the Investor's knowledge, neither the Investor nor any Affiliate is in material violation of or has breached or is in material default under any term of (i) its organizational documents, or (ii) any material contract, agreement, mortgage, indebtedness, indenture or other instrument, or (iii) any material judgment, decree or order or (iv) any statute, rule or regulation applicable to the Investor or such Affiliate. To the best of the Investor's knowledge the business of the Investor is not being conducted in violation of any material law, ordinance, regulation of any governmental entity, including any Securities Laws. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable United States state securities laws, and to the best of the Investor's knowledge the Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. To the best of the Investor's knowledge all consents, authorizations, orders, filings and registrations which the Investor is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. To the best of the Investor's knowledge the Investor and its Affiliates are unaware of any fact or circumstance which might give rise to any of the foregoing.

      Section 3.12 Opinion of Counsel. The Company shall receive an opinion letter from Butler Gonzalez, LLP, counsel to the Investor on the date hereof, confirming the Investor's power and authority to enter into this Agreement and the Exhibits attached hereto.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:

      Section 4.1. Organization and Qualification. The Company is duly incorporated and validly existing in the State of Delaware and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

      Section 4.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Exhibits attached hereto to which it is a party and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Exhibits attached hereto to which it is a party and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, except to the extent that the approval of the stockholders will be required in the future, to increase the number of authorized but unissued shares of the Company's Common Stock, (iii) this Agreement and the Exhibits attached hereto to which it is a party, and any related agreements have been duly executed and delivered by the Company, assuming the execution and delivery thereof and acceptance by the Investor and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

      Section 4.3. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $0.10 per share and 5,000,000 shares of Preferred Stock of which 105,617,958 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC

Documents, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than on Form S-8 and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

      Section 4.4. No Conflict. To the best of the Company's knowledge, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a material violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its Subsidiaries in any material respect or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would reasonably would be likely to cause a Material Adverse Effect. Except as disclosed in the SEC Documents, to the best of the Company's knowledge, neither the Company nor its Subsidiaries is in material violation of any term of or in material default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, or instrument, or in material violation of any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries which would reasonably be likely to have a Material Adverse effect on the business, financial condition or assets of the Company and it Subsidiaries, taken as a whole. To the best of the Company's knowledge, the business of the Company and its Subsidiaries is not being conducted in material violation of any law, ordinance, regulation of any governmental entity in a manner which would reasonably be likely to have a Material Adverse Effect on the business, financial condition or assets of the Company and it Subsidiaries, taken as a whole. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, to the best of the Company's knowledge, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. To the best of the Company's knowledge, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. To the best of the Company's knowledge, the Company and its Subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

      Section 4.5. SEC Documents; Financial Statements. Since January 1, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act. The Company has delivered to the Investor or its representatives, or made available through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Section 4.6. 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

      Section 4.7. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The executive officers of the Company do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the executive officers of the Company, there is no claim, action or proceeding being made or brought against, or being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement which if adversely decided would reasonably be likely to have a Material Adverse Effect on the business, financial condition or assets of the Company and its Subsidiaries, taken as a whole; and the executive officers of the Company are unaware of any facts or circumstances which might give rise to any of the foregoing.

      Section 4.8. Employee Relations. The executive officers of the Company do not have any knowledge that either the Company or any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the executive officers of the Company is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union and the executive officers of the Company believe that the Company's and its Subsidiaries with their respective relations with their employees are good.

      Section 4.9. Environmental Laws. Except as set forth in the SEC Documents, the Company and its Subsidiaries are (i) in material compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in material compliance with all terms and conditions of any such permit, license or approval.

      Section 4.10. Title. Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the current use made of such property and buildings by the Company and its Subsidiaries.

      Section 4.11. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged by similarly situated companies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as presently being conducted at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

      Section 4.12 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls reasonably sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      Section 4.13. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's Subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a material adverse effect (ii) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

      Section 4.14. Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity, which is not a Subsidiary.

      Section 4.15. Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes or the failure so to file will not have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the executive officers of the Company there are no unpaid taxes in any material amount claimed to be due by the Company to the taxing authority of any jurisdiction

      Section 4.16. Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the executive officers of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      Section 4.17. Fees and Rights of First Refusal. Except as set forth in the SEC Documents, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

      Section 4.18. Use of Proceeds. The Company represents that the net proceeds from this offering will be used for general corporate purposes. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of the Company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the Company, or the Company has indemnified such person from liability.

      Section 4.19. Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will use its commercially reasonable best efforts to maintain the listing of its Common Stock on the Principal Market; provided however, nothing in the foregoing shall prevent the Company from entering into a merger, consolidation, going private or other similar transaction or a transaction involving the sale of all or substantially all of the assets of the Company, in which the Investor shall receive consideration for its shares on the same basis as all other Common Stockholders and the shares of Common Stock shall cease to be listed on the Principal Market.

      Section 4.20. Opinion of Counsel. Investor shall receive opinion letters from Satterlee Stephens Burke & Burke LLP and McGrigor Donald, counsel to the Company on the date hereof.

      Section 4.21. Opinion of Counsel. The Company will use its commercially reasonable efforts to obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

      Section 4.22. Dilution. The Company is aware and acknowledges that issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

                                   ARTICLE V.

                                 INDEMNIFICATION

      The Investor and the Company represent to the other the following with respect to itself:

      Section 5.1. Indemnification.

            (a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), actually incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

            (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities actually incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, the Registration Rights Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

            (c) All representations and warranties set forth in this Agreement shall expire and terminate on the first (1st) anniversary of the expiration of the Commitment Period (the "Termination Date"). The obligations to indemnify and hold harmless any Person pursuant to Article V shall terminate on the Termination Date; provided that such obligations to indemnify and hold harmless shall not terminate as to any item with respect to which the Person to be indemnified shall have, prior to the Termination Date, delivered to the indemnifying party a bona fide Officer's Certificate or, in the event of a Third Party Proceeding ("Third Party Proceeding"), given notice to the Indemnifying Party of such Third Party Proceeding in accordance with Section 5.1(e). Reference herein to the "Indemnified Party" shall mean the party entitled to indemnification under Section 5.1(a) or (b) and references herein to the "Indemnifying Party" shall mean the party obligated to indemnify an Indemnified Party against Indemnified Liabilities pursuant to Section 5.1 (a) or (b).

            (d) If the existence or amount of any Indemnified Liability cannot be ascertained until conclusion of any litigation or other proceeding involving any court governmental authority or Third Party Proceeding, the Indemnified Party shall give written notice of such Third Party Proceeding to the Indemnifying Party within five (5) business days of the Indemnified Party's receipt of notice of commencement of such Third Party Proceeding. Such written notice shall describe in reasonable detail the facts constituting the basis for such Third Party Proceeding and the amount of the potential Indemnified Liability. Within twenty (20) calendar days after the delivery of such notification, the Indemnifying Party may upon written thereof to the Indemnified Party, assume control of such Third Party Proceeding with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects not to assume control, the Indemnified shall retain control of such Third Party Proceeding. The party not controlling such Third Party Proceeding (the "Non-controlling Party") may participate therein at its own expense. The party controlling such Third Party Proceeding (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such Third Party Proceeding and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing, or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in such Third Party Proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such Third Party Proceeding includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from any such Third Party Proceeding without the prior written consent of the Indemnifying Party.

            (e) An Indemnified Party shall make any claims for indemnification pursuant to Sections 5.1 (a) or (b) by delivering an Officer's Certificate to the Indemnifying Party. For purposes hereof, "Officer's Certificate" shall mean a certificate signed by any officer of the Company, in the case of a Company Indemnitee, and an officer, manager or equivalent individual, in the case of a Investor Indemnitee; and such certificate shall (A) state the party claiming indemnification has paid incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Indemnified Liabilities, and (B) specifying in reasonable detail the individual items of Indemnified Liabilities in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability. An Indemnifying Party may make a written objection (the "Objection") to any claim for indemnification. The Objection shall be delivered to the Indemnified Party within thirty (30) calendar days after delivery of the Officer's Certificate to the Indemnifying Party. The Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any claim for indemnification to which an Objection is made. If such parties are able to resolve any such claim for indemnification, they shall prepare and sign a memorandum setting forth such agreement. The Indemnifying Party shall pay to the applicable Indemnified Party by wire transfer of immediately available funds to an account designated by such Indemnified Party the agreed upon amount of the Indemnified Liability (if any) within fifteen (15) calendar days of the date of the written memorandum described in the preceding sentence. Neither any Investor Indemnitees nor any Company Indemnitees shall have any right of set-off against any Indemnified Liabilities against any payments to be made by any of them pursuant to this Agreement. Neither any Investor Indemnitee nor any Company Indemnitee shall have a right for indemnification with respect to any incidental, special, punitive or consequential damages incurred or suffered by an indemnified party hereunder.

                                   ARTICLE VI.

                            COVENANTS OF THE COMPANY

      Section 6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect in accordance with its terms and the Company shall comply in all material respects with the terms thereof.

      Section 6.2. Listing of Common Stock. During the Commitment Period, provided that this Agreement has not been terminated pursuant to Section 10.2 herein, the Company shall use commercially reasonable efforts to maintain the Common Stock's authorization for quotation on the National Association of Securities Dealers Inc's Over the Counter Bulletin Board and the Oslo Stock Exchange, provided however, nothing in the foregoing shall prevent the Company from entering into a merger, consolidation, going private or other similar transaction or a transaction involving the sale of all or substantially all of the assets of the Company, in which the Investor shall receive consideration for its shares on the same basis as all other Common Stockholders and the shares of Common Stock shall cease to be listed on the Principal Market.

      Section 6.3. Exchange Act Registration. During the Commitment Period, the Company will use commercially reasonable efforts to cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act, provided however, nothing in the foregoing shall prevent the Company from entering into a merger, consolidation, going private or other similar transaction or a transaction involving the sale of all or substantially all of the assets of the Company, in which the Investor shall receive consideration for its shares on the same basis as all other Common Stockholders and the shares of Common Stock shall cease to be listed on the Principal Market.

      Section 6.4. Transfer Agent Instructions. Not later than two (2) Business Days after each Advance Notice Date and prior to each Closing resale of the Common Stock issued by the Company in connection with an Advance by the Investor, the Company will deliver instructions to its transfer agent to issue shares of Common Stock free of restrictive legends.

      Section 6.5. Corporate Existence. During the Commitment Period, the Company will take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company; provided however, nothing in the foregoing shall prevent the Company from entering into a merger, consolidation, going private or other similar transaction or a transaction involving the sale of all or substantially all of the assets of the Company, in which the Investor shall receive consideration for its shares on the same basis as all other Common Stockholders and the Company shall cease to exist.

      Section 6.6. Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company and the Investor will each immediately notify the other upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus;
(ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the issuance by the SEC or any other United States Federal or state or foreign governmental authority of any investigative order to the Investor, or the initiation of any proceedings involving the Investor, which would reasonably be likely to have a Material Adverse Effect and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

      Section 6.7. Expectations Regarding Advance Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Advance Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Advance Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

      Section 6.8. Restriction on Sale of Capital Stock. During the Commitment Period, the Company shall not issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than the Bid Price of the Common Stock determined immediately prior to its issuance, or (ii) issue or sell any Preferred Stock warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's Bid Price determined immediately prior to its issuance; provided however, nothing in the foregoing shall restrict the Company from issuing additional shares of equity securities at or above the Bid Price in arms length acquisitions or otherwise and the Company may issue stock at, or convertible securities, stock options or warrants to purchase stock convertible or exercisable at a discount to the Bid Price then obtaining provided that no more than ten percent (10%) of the Company's then outstanding shares of Common Stock may be so issued or issued upon such conversion or exercise.

      Section 6.9. Consolidation; Merger. During the Commitment Period, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the Investor shall receive consideration for its shares of Common Stock on the same basis as all other Common Stockholders of the Company. Any such Consolidation Event shall automatically terminate this Agreement and the Investor's Commitment hereunder unless the parties hereto agree otherwise in writing.

      Section 6.10. Issuance of the Company's Common Stock. The sale of the shares of Common Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable United States state securities laws; provided however, upon written request by the Company the Investor shall notify the Company of each state of the United States in which it intends to sell any shares of Common Stock issued hereunder.

                                  ARTICLE VII.

                CONDITIONS FOR ADVANCE AND CONDITIONS TO CLOSING

      Section 7.1. Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

            (a) Accuracy of the Investor's Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects.

            (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, and the Exhibits hereto to be performed, satisfied or complied with by the Investor at or prior to such Closing. In addition in no event shall the number of shares issuable to the Investor pursuant to an Advance cause the Investor to own in excess of nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company.

            (c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

            (d) All necessary disclosures to and agreements and consents to any governmental authority or self regulatory body, including the SEC and the NASD, to the extent required in connection with the transactions contemplated hereby, shall have been obtained and true and complete copies thereof delivered to the Company. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

            (e) As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date (as hereinafter defined) and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended the effectiveness or withdrawn the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Company is reasonably satisfied that the SEC is no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness f the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first (1st) Advance Notice Date.

            (f) The Investor has no knowledge of any event which would be more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective.

            (g) On each Advance Date, the Company shall have received an executed copy of the certificate attached hereto as Exhibit F.

      Section 7.2. Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investor to Purchase Shares of Common Stock. The right of the Company to deliver an Advance Notice and the obligation of the Investor hereunder to acquire and pay for shares of the Company's Common Stock incident to a Closing is subject to the fulfillment by the Company, on (i) the date of delivery of such Advance Notice and (ii) the applicable Advance Date (each a "Condition Satisfaction Date"), of each of the following conditions:

            (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Advance Notice Date.

            (b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

            (c) Fundamental Changes. There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

            (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement (including, without limitation, the conditions specified in Section 2.5 hereof) and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

            (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

            (f) No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal Market). The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

            (g) Maximum Advance Amount. The amount of any Advance requested by the Company shall not exceed the Maximum Advance Amount. In addition, in no event shall the number of shares issuable to the Investor pursuant to an Advance cause the Investor to own in excess of nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company.

            (h) No Knowledge. The Company has no knowledge of any event which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective.

            (i) Other. On each Condition Satisfaction Date, the Investor shall have received the certificate executed by an officer of the Company in the form of Exhibit A attached hereto.

                                  ARTICLE VIII.

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

      Section 8.1. Due Diligence Review. Prior to the filing of the Registration Statement the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records filed with the SEC, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

      Section 8.2. Non-Disclosure of Non-Public Information.

            (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

            (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX.

                           CHOICE OF LAW/JURISDICTION

      Section 9.1. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph.

                                   ARTICLE X.

                             ASSIGNMENT; TERMINATION

      Section 10.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

      Section 10.2. Termination. The obligations of the Investor to make Advances under Article II hereof shall terminate twenty-four (24) months after the Effective Date. Provided that there are no outstanding Advances, the Company may terminate this Agreement, for any or no reason, with thirty (30) calendar days prior written notice.

      Section 10.3. Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and there shall be in no liability on the part of any party hereto except (i) as set forth in this Section, and Article V, Section 12.6 and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

                                   ARTICLE XI.

                                     NOTICES

      Section 11.1. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of good transmission is mechanically or electronically generated and kept on file by the sending party) if such facsimile is sent or received by the receiving party after 12:00 noon United States Eastern Time (5:00 pm London, England Time) or at any time on a day which is not a Trading Day, such notice shall be deemed received on the immediately succeeding Trading Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:            CanArgo Energy Corporation
                                  P.O. Box 291
                                  Suite 10
                                  Borough House
                                  Rue du Pre
                                  St. Peter Port
                                  Guernsey GY1 3RR, Channel Islands
                                  Attention: Dr. David Robson/Vincent McDonnell
                                  Telephone: +(44) 1481 729980
                                  Facsimile: +(44) 1481 729982

With a copy to:                   McGrigor Donald
                                  Pacific House
                                  70 Wellington Street
                                  Glasgow, G2 6SB United Kingdom
                                  Attention: Paul Davidson
                                  Telephone: +(44) 141 248 6677
                                  Facsimile: +(44) 141 204 1351

If to the Investor(s):            Cornell Capital Partners, LP
                                  101 Hudson Street -Suite 3606
                                  Jersey City, NJ 07302
                                  Attention: Mark Angelo
                                             Portfolio Manager
                                  Telephone: +1 (201) 985-8300
                                  Facsimile: + 1 (201) 985-8266

With a Copy to:                   Butler Gonzalez LLP
                                  1416 Morris Avenue - Suite 207
                                  Union, NJ 07083
                                  Attention: David Gonzalez, Esq.
                                  Telephone: + 1 (908) 810-8588
                                  Facsimile: + 1 (908) 810-0973

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                                  ARTICLE XII.

                                 MISCELLANEOUS

      Section 12.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

      Section 12.2. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Exhibits and any schedules attached hereto and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      Section 12.3. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

      Section 12.4. Fees and Expenses. The Company hereby agrees to pay the following fees:

            (a) Legal Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company will pay Fifteen Thousand Dollars ($15,000) to Butler Gonzalez LLP for legal, administrative, and escrow fees, of which Ten Thousand Dollars ($10,000) has been deposited with Butler Gonzalez LLP as of the date hereof, and Five Thousand Dollars ($5,000) shall be paid upon the first to occur i) one hundred twenty (120) calendar days from the date hereof, or ii) the date upon which the registration statement filed pursuant to the Registration Rights Agreement dated the date hereof is declared effective by the SEC. Subsequently on each Advance Date, the Company will pay Butler Gonzalez LLP, the sum of Five Hundred Dollars ($500) for legal, administrative and escrow fees directly out the proceeds of any Advances hereunder.

            (b)   Commitment Fees.

                  (i) On each Advance Date the Company shall pay to the Investor, directly from the gross proceeds held in escrow, an amount equal to five percent (5%) of the amount of each Advance. The Company hereby agrees that if such payment, as is described above, is not made by the Company on the Advance Date, such payment will be made at the direction of the Investor as outlined and mandated by Section 2.3 of this Agreement.

                  (ii) The Company shall pay to the Investor Ten Thousand Dollars ($10,000) as a non-refundable due diligence fee (the "Due Diligence Fee") of which Five Thousand Dollars ($5,000) has been paid as of the date hereof and Five Thousand Dollars

($5,000) shall be paid on the first to occur, i) one hundred twenty (120) calendar days from the date hereof or ii) the date the Registration Statement filed pursuant to Registration Rights Agreement dated the date hereof is declared effective by the SEC. Such Due Diligence Fee shall be deemed earned as of the date paid to the Investor.

                  (iii) Furthermore upon the execution of this Agreement the Company shall consent to issue to the Investor, within ten (10) Trading Days from the date hereof, four hundred twenty five thousand (425,000) restricted shares of the Company's Common Stock (the "First Tranche of the Investor's Shares") of which two hundred sixty one thousand seven hundred eighty two (261,782) restricted shares of the Company's Common Stock have already been issued to the Investor and on the first to occur, i) one hundred twenty (120) calendar days from the date hereof, provided that if the Registration Statement is not at this time effective such shares issued under this subsection (i) shall be restricted shares or ii) the date the Registration Statement filed pursuant to Registration Rights Agreement dated the date hereof is declared effective by the SEC, the Company shall issue to the Investor four hundred twenty five thousand (425,000) free trading shares of the Company's Common (the "Second Tranche of the Investor's Shares").

                  (iv) Fully Earned. The First Tranche of the Investor's Shares shall be deemed fully earned as of the date hereof. The Second Tranche of the Investor's Shares shall be deemed fully earned as of the first to occur, i) one hundred twenty (120) calendar days from the date hereof or ii) the date the Registration Statement filed pursuant to Registration Rights Agreement dated the date hereof is declared effective by the SEC.

                  (v) Registration Rights. The First Tranche and the Second Tranche of the Investor's Shares will have "piggy-back" registration rights pursuant to the Registration Rights Agreement dated the date hereof.

      Section 12.5. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

      Section 12.6. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                           COMPANY:
                           CANARGO ENERGY CORPORATION

                           By: _______________________________________
                           Name: Vincent McDonell
                           Title: Director and Chief Financial Officer

                           INVESTOR:
                           CORNELL CAPITAL PARTNERS, LP

                           By: Yorkville Advisors, LLC
                           Its: General Partner

                           By: ______________________________________
                           Name: Mark Angelo
                           Title: Portfolio Manager

                                    EXHIBIT A

                      ADVANCE NOTICE/COMPLIANCE CERTIFICATE

                           CANARGO ENERGY CORPORATION.

      The undersigned, _________________ hereby certifies, with respect to the sale of shares of Common Stock of CanArgo Energy Corporation, (the "Company"), issuable in connection with this Advance Notice and Compliance Certificate dated ___________________ (the "Notice"), delivered pursuant to the Standby Equity Distribution Agreement (the "Agreement"), as follows:

      1.    The undersigned is the duly elected President of the Company.

      2. The representation and warranties of the Company set forth in the Agreement are true and correct in all material respects as of the date hereof; there are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

      3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Advance Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

      4.    The Advance requested is _____________________.

      The undersigned has executed this Certificate this ____ day of __________.

                                    CANARGO ENERGY CORPORATION

                                    By: __________________________________
                                    Name:
                                    Title:

                                    EXHIBIT G

                           CANARGO ENERGY CORPORATION

      The undersigned hereby agrees that for a period commencing on the date hereof and expiring on the termination of the Agreement dated ________________ between CanArgo Energy Corporation (the "Company"), and Cornell Capital Partners, LP, (the "Investor") (the "Lock-up Period"), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities") except pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933.

      The undersigned hereby confirms the undersigned's investment in the Company.

Dated: _______________, 2004

                                        Signature

                                        ________________________________________
                                        Address: _______________________________
                                        City, State, Zip Code: _________________

                                        ________________________________________
                                        Print Social Security Number
                                        or Taxpayer I.D. Number

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

                          CORNELL CAPITAL PARTNERS, LP

      The undersigned, ____________hereby certifies, with respect to the purchase of shares of common stock of CanArgo Energy Corporation, (the "Company"), issuable in connection with the Advance Notice and Compliance Certificate dated _________________(the "Notice"), delivered pursuant to the Standby Equity Distribution Agreement (the "Agreement"), as follows:

      1. The undersigned is the ____________ of Cornell Capital Partners, LP (the "Investor").

      2. The representation and warranties of the Investor Company set forth in the Agreement are true and correct in all material respects as of the date hereof; The Investor has complied in all material respects with all obligations and conditions contained in the Agreement and nothing has come to the Investor's attention that would lead it to believe that the information set forth in the Registration Statement regarding the Investor, its acquisition of the shares of Common Stock pursuant to the Agreement or its sale or other intended disposition of such shares, including the information contained in its Selling Shareholder's Questionnaire previously furnished to the Company or in the Section of the Registration Statement entitled "Underwriting", contains any untrue statements of material fact, or omits to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

      3. Attached hereto is a correct and complete schedule specifying (1) the aggregate number of shares of Common Stock beneficially owned by the Investor and its Affiliates on the Advance Notice Date; (2) each sale of shares of Common Stock by the Investor and its Affiliates during the six (6) Trading Days preceding the Advance Date specifying the number of shares sold, the sale price per share and the trading market in which the sales were effected; and (3) the aggregate number of shares of Common Stock beneficially owned by the Investor and its Affiliates on the Advance Date (not including the shares acquired in connection with the Advance).

      The undersigned has executed this Certificate the ____ day of ___________.

                                 CORNELL CAPITAL PARTNERS, LP

                                 By: Yorkville Advisors, LLC
                                 Its: General Partner

                                 By: ___________________________________
                                 Name:  Mark Angelo
                                 Title: Portfolio Manager and President